Exhibit 1.01

EXHIBIT 1.01 – CONFLICT MINERALS REPORT

China Mobile Limited

Conflict Minerals Report

For The Year Ended December 31, 2016

This Conflict Minerals Report for China Mobile Limited (together with its consolidated subsidiaries, “China Mobile,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), for the reporting period from January 1 to December 31, 2016 (the “Reporting Period”).

I.	Background

A.	Identification of Products Containing Conflict Minerals

Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules promulgated by the United States Securities and Exchange Commission (“SEC”) thereunder (collectively, the “Conflict Minerals Rule”) impose disclosure and due diligence requirements on SEC-reporting issuers that manufacture or contract to manufacture products that contain “conflict minerals” that are necessary to the functionality or production of those products. Conflict minerals are defined under the Conflict Minerals Rule to include tin, tantalum, tungsten and gold.

China Mobile is a telecommunications services provider, operating mainly in the People’s Republic of China. In its ordinary course of business, China Mobile and its subsidiaries engage in the sale of certain telecommunications equipment and terminals (“Products”). No Products are manufactured by China Mobile, but some Products are contracted by China Mobile Group Device Company Limited (“China Mobile Device”), China Mobile IoT Company Limited (“China Mobile IoT”) and China Mobile (Hangzhou) Information Technology Co., Ltd. (“Hangzhou R&D”), Government and Enterprise Service Company (“G&E”) and MIGU Company Limited (“MIGU”), all of which are our wholly-owned subsidiaries, together, “Device Subsidiaries,” to be manufactured by third parties. See “Product Description.” China Mobile has determined that “conflict minerals” (also referred to herein as “3TG”) are necessary to the functionality or production of certain Products contracted by China Mobile to be manufactured by third parties on or after January 1, 2016.

B.	Reasonable Country of Origin Inquiry

China Mobile has conducted an inquiry that was designed to determine whether any of the 3TG in Products originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country as defined in the instructions to Form SD (collectively together with the DRC, the “Covered Countries”) or is from recycled or scrap sources. If, based on such inquiry, China Mobile knows or has reason to believe that any of the necessary conflict minerals contained in Products originated or may have originated in a Covered Country, and knows or has reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources, China Mobile will conduct due diligence to determine if the necessary conflict minerals contained in those Products did or did not directly or indirectly finance or benefit armed groups in the Covered Countries. Products which do not contain necessary conflict minerals that directly or indirectly finance or benefit armed groups in the Covered Countries are considered “DRC conflict free” by China Mobile after conducting its due diligence. As China Mobile is a downstream supplier of finished products and does not purchase from, and has no established commercial relationships with, smelters or refiners of conflict minerals, China Mobile’s reasonable country of origin inquiry (“RCOI”) focused on its direct suppliers. China Mobile was able to identify all of its direct suppliers of Products containing 3TG that have been contracted by China Mobile to be manufactured by third parties. There were 16 such direct suppliers during the Reporting Period.

For the RCOI survey, China Mobile adopted the Conflict Minerals Reporting Template (the “Conflict Minerals Reporting Template”) published by the Conflict-Free Sourcing Initiative (“CFSI”). China Mobile sent the template to the 16 identified direct suppliers and received responses from all of them. China Mobile further compared the names of the smelters and refiners identified in such responses against the CFSI Smelter Reference List and the list of smelters that have received a “conflict free” designation from the Conflict Free Smelter Program (“CFSP”) of CFSI (“CFSP-compliant Smelter List”) to determine whether any of the conflict minerals might originate in a Covered Country. From the result of the RCOI survey, we did not obtain knowledge that any conflict minerals used in Products originated in a Covered Country and are not from recycled or scrap sources, but there was a risk that conflict minerals used in Products may have originated in a Covered Country and that they may not be from recycled or scrap sources. Accordingly, as required by Item 1.01(c) of Form SD, we conducted due diligence on the source and chain of custody of the conflict minerals contained in Products supplied to us by our direct suppliers for the Reporting Period.

II.	Due Diligence

A.	Design of Due Diligence

China Mobile has undertaken measures to exercise due diligence on the source and chain of custody of the 3TG in Products. China Mobile’s conflict minerals due diligence measures are being designed in conformance with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (2016) (the “OECD Guidance”), an internationally recognized due diligence framework, as applicable for tin, tantalum, tungsten, gold and “downstream companies,” as such term is defined in the OECD Guidance.

The OECD Guidance sets forth the following five steps for establishing a responsible supply chain: (i) establishing strong company management systems, (ii) identifying and assessing risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out independent third party audit of supply chain due diligence at identified points in the supply chain, and (v) reporting annually on supply chain due diligence.

B.	Due Diligence Measures

(i)	Establish strong company management systems:

a.	China Mobile published the Policy for a Responsible Supply Chain of Conflict Minerals and Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas in 2016, aiming at responsible procurement. The policy sets forth China Mobile’s goal to procure and use materials free from conflict minerals originated from Covered Countries and to achieve such goal by conducting source-tracing supply chain inquiries and strengthening cooperation with suppliers. The guidelines lay out certain detailed steps and specific measures China Mobile is required to undertake to carry out conflict minerals due diligence.

b.	Since February 2016, the discipline, inspection and audit department of China Mobile Device has become a member of the conflict minerals working group and led the relevant due diligence work in order to streamline the conflict minerals due diligence procedures. In addition, since February 2016, conflict minerals research briefings have become part of the regular agenda at the general managers’ meeting and the reports of briefings are submitted regularly for the review and approval by the management of China Mobile Device. China Mobile also established a special team for conflict minerals in March 2017 comprised of personnel from China Mobile’s Legal Department, procurement division and the Device Subsidiaries. As the lead department in charge of compliance management, the Legal Department formulated China Mobile’s compliance management planning in 2016 and required the relevant subsidiaries to initiate the process of establishing its conflict minerals compliance mechanism in accordance with the Conflict Minerals Rule as soon as practicable.

c.	China Mobile gathers information using the CFSI Conflict Minerals Reporting Template sent to its direct suppliers to determine the chain of custody of 3TG contained in Products.

d.	The Device Subsidiaries communicated and will continue to communicate to their suppliers that China Mobile based on its policy does not purchase nor support use of conflict minerals originated in Covered Countries, and required its suppliers not to purchase conflict minerals originated in Covered Countries and to commit to extend such requirement to their suppliers. Moreover, China Mobile Device and Hangzhou R&D have incorporated a term on conflict minerals into their supplier contracts whereby the suppliers represent that their products and packaging do not contain any conflict minerals originated in any Covered Country. G&E, China Mobile IoT and MIGU intend to incorporate such term to their supplier contracts.

e.	China Mobile communicated with and educated China Mobile group companies and suppliers regarding the SEC conflict minerals disclosure requirements and China Mobile’s conflict minerals policy. China Mobile also communicated its guidelines for conflict minerals due diligence procedures to China Mobile group companies.

(ii)	Identify and assess risks in the supply chain:

a.	China Mobile Device is an entity engaging in the procurement and distribution of mobile telephones, tablets and other devices. China Mobile IoT is an entity that operates IoT network and OneNET, an IoT open platform, designs and develops IoT modules and chips, develops IoT solutions and featured IoT products such as Internet of vehicle, smart home devices and smart wearables. Hangzhou R&D is an entity that engages in developing network equipment as well as providing information technology support for mobile terminals, software and related services. G&E mainly engages in the sales of information technology products to, and providing end-to-end services for, corporate customers such as governmental agencies and large enterprises, and nationwide corporate product integration and promotion. MIGU is established for the provision, operation and service integration of digital content products, which includes music, video, reading, games and animation businesses. China Mobile has requested the direct suppliers from which the Device Subsidiaries procured any Product containing 3TG that have been contracted by China Mobile to be manufactured by third parties to respond to the supply chain survey.

b.	China Mobile adopted the Conflict Minerals Reporting Template published by CFSI for purposes of the supply chain survey. China Mobile followed up with direct suppliers to obtain complete responses to the supply chain survey, verified the collected responses, and inquired about any discrepancies in the response provided. The status of the supply chain survey and due diligence has been reported to China Mobile’s Legal Department, which is considering actions to mitigate the supply chain risks identified, such as those described in “– Risk Mitigation Steps China Mobile Will Take”. In assessing the risk to its supply chain, China Mobile concluded that because suppliers of certain Products containing 3TG provided incomplete information regarding metal origins and conflict-free sourcing, there was risk that the 3TG may have originated in the Covered Countries and may not have originated from recycled or scrap sources.

(iii)	Design and implement a strategy to respond to identified risks:

a.	In accordance with China Mobile’s guidelines for conflict minerals due diligence procedures, findings of the supply chain risk assessment are reported to the designated senior management of China Mobile.

b.	To evaluate and respond to identified risks, China Mobile relies on the suppliers’ responses to the Conflict Minerals Reporting Template, CFSI Smelter Reference List and the CFSP-compliant Smelter List. Since 2015, China Mobile has compared the names of the smelters and refiners identified in such responses against the CFSI Smelter Reference List and the CFSP-compliant Smelter List to identify the smelters and refiners that had not received a “conflict free” designation from CFSP and followed up with the suppliers to obtain further information on the identified smelters and refiners.

c.	Pursuant to its Policy for a Responsible Supply chain of Conflict Minerals and its guidelines for conflict minerals due diligence procedures, China Mobile plans to adopt a risk management plan combining a number of measures, such as temporarily suspending trade in order to achieve measurable risk mitigation, terminating its relationship with a supplier after risk mitigation attempts fail or where risk mitigation is not feasible, and terminating as soon as commercially practicable a procurement plan if China Mobile becomes aware of any procured material containing conflict minerals originated from Covered Countries.

d.	China Mobile has obtained an independent private sector audit of this report, in accordance with the Conflict Minerals Rule.

(iv)	Carry out independent third party audit of supply chain due diligence at identified points in the supply chain:

a.	As a downstream supplier of finished products, China Mobile has no direct commercial relationships with smelters. In addition, for production completed during the Reporting Period, China Mobile did not receive sufficient information from its direct suppliers regarding the identity of smelters from which the minerals were derived.

b.	China Mobile intends to participate in relevant industry groups to accumulate knowledge on and improve industry best practices on supply chain due diligence.

(v)	Report annually on supply chain due diligence:

a.	China Mobile is reporting annually on its supply chain due diligence by preparing this Conflict Minerals Report to disclose the description of the measures taken to determine the source and chain of custody of any of the necessary conflict minerals contained in China Mobile’s products, as well as the results of China Mobile’s due diligence. This Conflict Minerals Report is available on China Mobile’s corporate website (http://www.chinamobileltd.com/en/ir/sec.php). The information contained in such website is not a part of this Form SD.

C.	Risk Mitigation Steps China Mobile Will Take

The due diligence process discussed above is an ongoing process. At this time, China Mobile intends to take the following actions to improve the due diligence conducted to further mitigate any risk that conflict minerals in Products necessary to the functionality or production of Products could benefit or finance armed groups in the Covered Countries.

(i)	China Mobile intends to participate in relevant industry groups to define and improve industry best practices and improve China Mobile’s influence and leverage over the supply chain in accordance with the OECD Guidance.

(ii)	China Mobile will continue to work with its direct suppliers and direct them to obtain responses from all lower tier suppliers subject to the RCOI survey, and to improve the content of the RCOI survey responses.

(iii)	China Mobile will communicate its policy regarding conflict minerals to its suppliers and will strive to incorporate such policy into future contract terms and specifications with its suppliers. China Mobile will also explain the procedures of its RCOI survey in the supplier meetings and request suppliers to cooperate with its effort to identify the source of the necessary conflict minerals.

III.	Product Description

Based on the due diligence efforts as described above in this report, China Mobile has determined the following Products to be “DRC conflict free” for the Reporting Period:

Product/Model	Description

CM101	Set-Top Box

CM101s	Set-Top Box

CM101s-2	Set-Top Box

CM101s-3	Set-Top Box

CM101s-4	Set-Top Box

MG 100	Set-Top Box

MG101	Set-Top Box

C1	Smart Watch for Kids

CM110X	Gigabit-Capable Passive Optical Networks Units

CM111X	Gigabit-Capable Passive Optical Networks Units

CM112X	Gigabit-Capable Passive Optical Networks Units

CM113X	Gigabit-Capable Passive Optical Networks Units

CM114X	Gigabit-Capable Passive Optical Networks Units

CM115X	Gigabit-Capable Passive Optical Networks Units

R611	Smart Rear-View Mirror

P21	Low-Cost Video Conference Terminal

V21	Low-Cost Video Conference Terminal

M6311	Module

M8320	Module

YAO	Router

YU	Router

SHUN	Router

The suppliers of the Products listed above have identified the smelters and refiners in the supply chain that are sources of the necessary conflict minerals for the Products listed above. All of these smelters and refiners have received a “conflict free” designation from CFSP, and as a result of this finding, China Mobile came to its reasonable determination that the Products listed above are DRC conflict free.

China Mobile is unable to determine the source of the conflict minerals used in the following Products:

Product/Model	Description

A1s	Mobile Phone

N2	Mobile Phone

A2	Mobile Phone

C21	High-Resolution Video Conference Terminal

CMIOT-DK-LD-A-01	Smart Road Lamp Control

CMIOT-JF-CR-A-01	Smart Access Control

CM112Z	Smart Access Control

ZG-GW-01	Smart Access Control

XCWS-D02	Terminal Device

DMU	Terminal Device

UNICORN	Demoboard

China Mobile’s efforts to determine the mine or location of origin with the greatest possible specificity are part of its due diligence, as described above in this report. Based on the information provided by suppliers, China Mobile believes that the facilities used to process the necessary conflict minerals in Products include the smelters and refiners listed in Annex I below.

Based on the due diligence efforts as described above in this report, China Mobile was not able to obtain sufficient information to conclusively determine the countries of origin of the necessary conflict minerals in its 11 Products mentioned above or whether such necessary conflict minerals are from recycled or scrap sources. However, based on the information provided by suppliers, China Mobile believes that the countries of origin of the necessary conflict minerals contained in its products include the countries listed in Annex II below, as well as recycled and scrap sources.

Annex I

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT- FREE STATUS[1]
Gold	Advanced Chemical Company	USA	Conflict-Free
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conflict-Free
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conflict-Free
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conflict-Free
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	Conflict-Free
Gold	Argor-Heraeus S.A.	Switzerland	Conflict-Free
Gold	Asahi Pretec Corp.	Japan	Conflict-Free
Gold	Asahi Refining Canada Ltd.	Canada	Conflict-Free
Gold	Asahi Refining USA Inc.	USA	Conflict-Free
Gold	Asaka Riken Co., Ltd.	Japan	Conflict-Free
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Unknown
Gold	Aurubis AG	Germany	Conflict-Free
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conflict-Free
Gold	Boliden AB	Sweden	Conflict-Free
Gold	Caridad	Mexico	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conflict-Free
Gold	Cendres + Métaux S.A.	Switzerland	Unknown
Gold	C. Hafner GmbH + Co. KG	Germany	Conflict-Free
Gold	Chimet S.p.A.	Italy	Conflict-Free
Gold	Chugai Mining	Japan	Unknown
Gold	Daejin Indus Co., Ltd.	Republic of Korea	Conflict-Free
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Unknown
Gold	DSC (Do Sung Corporation)	Republic of Korea	Conflict-Free
Gold	DODUCO GmbH	Germany	Conflict-Free
Gold	Dowa	Japan	Conflict-Free
Gold	Eco-System Recycling Co., Ltd.	Japan	Conflict-Free
Gold	Elemetal Refining, LLC	USA	Conflict-Free
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Unknown
Gold	Guangdong Jinding Gold Limited	China	Unknown
Gold	Heimerle + Meule GmbH	Germany	Conflict-Free
Gold	Heraeus Ltd. Hong Kong	China	Conflict-Free
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conflict-Free
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Unknown
Gold	Hwasung CJ Co., Ltd.	Republic of Korea	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conflict-Free
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conflict-Free
Gold	Istanbul Gold Refinery	Turkey	Conflict-Free
Gold	Japan Mint	Japan	Conflict-Free
Gold	Jiangxi Copper Co., Ltd.	China	Conflict-Free
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Conflict-Free

[1]	This categorization is based on the CFSP standards. All CFSP-compliant smelters or refiners are listed here as conflict-free.

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT- FREE STATUS
Gold	JSC Uralelectromed	Russian Federation	Conflict-Free
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conflict-Free
Gold	Kazzinc	Kazakhstan	Conflict-Free
Gold	Kennecott Utah Copper LLC	USA	Conflict-Free
Gold	Kojima Chemicals Co., Ltd.	Japan	Conflict-Free
Gold	Korea Metal Co., Ltd.	Republic of Korea	Unknown
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Conflict-Free
Gold	L’azurde Company For Jewelry	Saudi Arabia	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Unknown
Gold	LS-NIKKO Copper Inc.	Republic of Korea	Conflict-Free
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Unknown
Gold	Materion	USA	Conflict-Free
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conflict-Free
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conflict-Free
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conflict-Free
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conflict-Free
Gold	Metalor Technologies S.A.	Switzerland	Conflict-Free
Gold	Metalor USA Refining Corporation	USA	Conflict-Free
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	Conflict-Free
Gold	Mitsubishi Materials Corporation	Japan	Conflict-Free
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conflict-Free
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Conflict-Free
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Conflict-Free
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Unknown
Gold	Nihon Material Co., Ltd.	Japan	Conflict-Free
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conflict-Free
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russian Federation	Conflict-Free
Gold	OJSC Novosibirsk Refinery	Russian Federation	Conflict-Free
Gold	PAMP S.A.	Switzerland	Conflict-Free
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Conflict-Free
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conflict-Free
Gold	PX Précinox S.A.	Switzerland	Conflict-Free
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conflict-Free
Gold	Republic Metals Corporation	USA	Conflict-Free
Gold	Royal Canadian Mint	Canada	Conflict-Free
Gold	SAMWON Metals Corp.	Republic of Korea	Unknown
Gold	Schone Edelmetaal B.V.	Netherlands	Conflict-Free
Gold	SEMPSA Joyería Platería S.A.	Spain	Conflict-Free
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conflict-Free
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Conflict-Free
Gold	So Accurate Group, Inc.	USA	Unknown
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conflict-Free
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conflict-Free

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT- FREE STATUS
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conflict-Free
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conflict-Free
Gold	Tokuriki Honten Co., Ltd.	Japan	Conflict-Free
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Unknown
Gold	Torecom	Republic of Korea	Conflict-Free
Gold	Umicore Brasil Ltda.	Brazil	Conflict-Free
Gold	Umicore Precious Metals Thailand	Thailand	Conflict-Free
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conflict-Free
Gold	United Precious Metal Refining, Inc.	USA	Conflict-Free
Gold	Valcambi S.A.	Switzerland	Conflict-Free
Gold	Western Australian Mint trading as The Perth Mint	Australia	Conflict-Free
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	Conflict-Free
Gold	Yokohama Metal Co., Ltd.	Japan	Conflict-Free
Gold	Yunnan Copper Industry Co., Ltd.	China	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conflict-Free
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China	Unknown
Tin	Alpha	USA	Conflict-Free
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Unknown
Tin	China Tin Group Co., Ltd.	China	Conflict-Free
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Conflict-Free
Tin	CV Serumpun Sebalai	Indonesia	Conflict-Free
Tin	CV United Smelting	Indonesia	Conflict-Free
Tin	CV Venus Inti Perkasa	Indonesia	Conflict-Free
Tin	Dowa	Japan	Conflict-Free
Tin	Elmet S.L.U.	Spain	Unknown
Tin	EM Vinto	Bolivia	Conflict-Free
Tin	Fenix Metals	Poland	Conflict-Free
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conflict-Free
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Conflict-Free
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil	Conflict-Free
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conflict-Free
Tin	Melt Metais e Ligas S.A.	Brazil	Conflict-Free
Tin	Metallo-Chimique N.V.	Belgium	Unknown
Tin	Mineração Taboca S.A.	Brazil	Conflict-Free
Tin	Minsur	Peru	Conflict-Free
Tin	Mitsubishi Materials Corporation	Japan	Conflict-Free
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conflict-Free
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conflict-Free
Tin	Operaciones Metalurgical S.A.	Bolivia	Conflict-Free
Tin	PT Aries Kencana Sejahtera	Indonesia	Conflict-Free
Tin	PT Artha Cipta Langgeng	Indonesia	Conflict-Free
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conflict-Free
Tin	PT Babel Inti Perkasa	Indonesia	Conflict-Free
Tin	PT Bangka Tin Industry	Indonesia	Conflict-Free
Tin	PT Belitung Industri Sejahtera	Indonesia	Conflict-Free

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT- FREE STATUS
Tin	PT Bukit Timah	Indonesia	Conflict-Free
Tin	PT DS Jaya Abadi	Indonesia	Conflict-Free
Tin	PT Eunindo Usaha Mandiri	Indonesia	Conflict-Free
Tin	PT Inti Stania Prima	Indonesia	Conflict-Free
Tin	PT Justindo	Indonesia	Conflict-Free
Tin	PT Karimun Mining	Indonesia	Conflict-Free
Tin	PT Mitra Stania Prima	Indonesia	Conflict-Free
Tin	PT Panca Mega Persada	Indonesia	Conflict-Free
Tin	PT Prima Timah Utama	Indonesia	Conflict-Free
Tin	PT Refined Bangka Tin	Indonesia	Conflict-Free
Tin	PT Sariwiguna Binasentosa	Indonesia	Conflict-Free
Tin	PT Stanindo Inti Perkasa	Indonesia	Conflict-Free
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	Conflict-Free
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	Conflict-Free
Tin	PT Tinindo Inter Nusa	Indonesia	Conflict-Free
Tin	PT Wahana Perkit Jaya	Indonesia	Unknown
Tin	Rui Da Hung	Taiwan	Conflict-Free
Tin	Soft Metais Ltda.	Brazil	Conflict-Free
Tin	Thaisarco	Thailand	Conflict-Free
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Conflict-Free
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Unknown
Tin	Yunnan Tin Company Limited	China	Conflict-Free
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conflict-Free
Tantalum	Conghua Tantalum and Niobium Smeltry	China	Conflict-Free
Tantalum	Duoluoshan	China	Conflict-Free
Tantalum	Exotech Inc.	USA	Conflict-Free
Tantalum	F&X Electro-Materials Ltd.	China	Conflict-Free
Tantalum	Global Advanced Metals Aizu	Japan	Conflict-Free
Tantalum	Global Advanced Metals Boyertown	USA	Conflict-Free
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Conflict-Free
Tantalum	H.C. Starck Co., Ltd.	Thailand	Conflict-Free
Tantalum	H.C. Starck GmbH Goslar	Germany	Unknown
Tantalum	H.C. Starck GmbH Laufenburg	Germany	Conflict-Free
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conflict-Free
Tantalum	H.C. Starck Inc.	USA	Conflict-Free
Tantalum	H.C. Starck Ltd.	Japan	Conflict-Free
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Conflict-Free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conflict-Free
Tantalum	Hi-Temp Specialty Metals, Inc.	USA	Conflict-Free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conflict-Free
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Unknown
Tantalum	KEMET Blue Metals	Mexico	Conflict-Free
Tantalum	KEMET Blue Powder	USA	Conflict-Free
Tantalum	King-Tan Tantalum Industry Ltd.	China	Conflict-Free
Tantalum	LSM Brasil S.A.	Brazil	Conflict-Free
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conflict-Free
Tantalum	Mineração Taboca S.A.	Brazil	Conflict-Free
Tantalum	Mitsui Mining & Smelting Co., Ltd.	Japan	Conflict-Free
Tantalum	Molycorp Silmet A.S.	Estonia	Unknown
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conflict-Free
Tantalum	Plansee SE Liezen	Austria	Unknown
Tantalum	Plansee SE Reutte	Austria	Unknown

METAL	SMELTER OR REFINER NAME	FACILITY LOCATION	CONFLICT- FREE STATUS
Tantalum	QuantumClean	USA	Conflict-Free
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	Conflict-Free
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conflict-Free
Tantalum	Taki Chemical Co., Ltd.	Japan	Conflict-Free
Tantalum	Telex Metals	USA	Conflict-Free
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conflict-Free
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Conflict-Free
Tantalum	Zhuzhou Cemented Carbide	China	Conflict-Free
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conflict-Free
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conflict-Free
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conflict-Free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conflict-Free
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conflict-Free
Tungsten	Global Tungsten & Powders Corp.	USA	Conflict-Free
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	H.C. Starck GmbH	Germany	Unknown
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conflict-Free
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany	Conflict-Free
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conflict-Free
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conflict-Free
Tungsten	Hydrometallurg, JSC	Russian Federation	Conflict-Free
Tungsten	Japan New Metals Co., Ltd.	Japan	Conflict-Free
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conflict-Free
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Unknown
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conflict-Free
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	Kennametal Fallon	USA	Conflict-Free
Tungsten	Kennametal Huntsville	USA	Conflict-Free
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	Conflict-Free
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Conflict-Free
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Conflict-Free
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conflict-Free
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conflict-Free
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Conflict-Free

Annex II

China	Philippines

Taiwan	Peru

USA	Belgium

Canada	Malaysia

Japan	Poland

Indonesia	Kazakhstan

Bolivia	Estonia

Brazil	India

Thailand	Mexico

Germany	Netherlands

Switzerland	South Africa

Australia	Turkey

South Africa	Uzbekistan

Russia	Singapore

Spain	Kyrgyzstan

Austria	Saudi Arabia

Vietnam	Italy

Republic of Korea	Sweden

IV.	Independent Private Sector Audit

China Mobile obtained an independent private sector audit of this report by Ernst & Young Hua Ming LLP, which is set forth as Exhibit A to this report.

Exhibit A

Report of Independent Accountants

Board of Directors and Stockholders of China Mobile Limited

We have examined whether the design of China Mobile Limited’s (the “Company”) due diligence framework as set forth in the Design of Due Diligence section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is in conformity, in all material respects, with the criteria set forth in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and whether the Company’s description of the due diligence measures it performed, as set forth in the Due Diligence Measures section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence, the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination. Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and the standards applicable to attestation engagements contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Our examination was not conducted for the purpose of evaluating:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance

•	The completeness of the Company’s description of the due diligence measures performed

•	The suitability of the design or operating effectiveness of the Company’s due diligence process

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than the design of the Company’s due diligence framework as set forth in the Design of Due Diligence section and the Company’s description of the due diligence measures it performed, as set forth in Due Diligence Measures section referenced in the first paragraph above.

In our opinion, the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2016, as set forth in the Design of Due Diligence section of the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and the Company’s description of the due diligence measures it performed as set forth in the Design of Due Diligence section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is consistent, in all material respects, with the due diligence process that the Company undertook based on the criteria.

/s/ Ernst & Young Hua Ming LLP

Beijing, P.R.C.

May 25, 2017